                                                                    Exhibit 99.4

                                 DOMINO'S INC.

                               Offer to Exchange


                                         May 13, 1999


To:  Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     Domino's, Inc. is offering, upon the terms and conditions set forth in the prospectus dated May 13, 1999, and the enclosed letter of transmittal, to exchange its Series B 10 3/8% Senior Subordinated Notes due 2009 which have been registered under the Securities Act for an equal principal amount of its outstanding 10 3/8% Senior Subordinated Notes due 2009 which have not been so registered. The exchange offer is being made in order to satisfy certain obligations of Domino's contained in the registration rights agreement dated December 21, 1998 by and among Domino's and the other signatories thereto.

     We are requesting that you contact your clients for whom you hold notes and inform them of the exchange offer. For your information and for forwarding to your clients for whom you hold notes registered in your name or in the name of your nominee, or who hold notes registered in their own names, we are enclosing the following documents:

     1.   the prospectus;

     2. the letter of transmittal, including guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9, for your use and for the information of your clients;

     3. a notice of guaranteed delivery to be used to accept the exchange offer if certificates for notes are not immediately available or time will not permit all required documents to reach the exchange agent prior to the time the exchange offer expires, or if the procedures for book-entry transfer cannot be completed on a timely basis;

     4. a form of letter which may be sent to your clients for whose accounts you hold notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the exchange offer; and

     5. a return envelope addressed to IBJ Whitehall Bank & Trust Company, the exchange agent.

     Your prompt action is requested. The exchange offer will expire at 5:00 p.m., New York City time, on June 15, 1999, unless we extend the offer beyond that date. You may withdraw notes that have been tendered pursuant to the exchange offer at any time before the exchange offer expires.

     To participate in the exchange offer, you should carefully read and follow the instructions set forth in the letter of transmittal and the prospectus.

     If the holders of notes wish to tender, but it is impracticable for them to forward their certificates for notes prior to the expiration of the exchange offer or to comply with the book-entry transfer procedures on a timely basis, they may tender the notes by following the guaranteed delivery procedures described in the prospectus under "The Exchange Offer--Guaranteed Delivery Procedures."

     Domino's will not pay any fees or commissions to brokers, dealers or other persons for soliciting exchanges of notes pursuant to the exchange offer. Domino's will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. Domino's will pay any stock transfer taxes payable on the transfer of notes to it, except as otherwise provided in Instruction 11 of the letter of transmittal.

     You may direct any questions and requests for assistance with respect to the exchange offer or for additional copies of the prospectus, letter of transmittal and other enclosed materials to the exchange agent at its address and telephone number set forth on the front of the letter of transmittal.

     Nothing contained in this letter or in the enclosed documents shall constitute you or any other person as an agent of Domino's, Inc., the exchange agent, or any affiliate of either of them, or authorize you or any other person to make any statements or use any documents on behalf of any of them in connection with the exchange offer other than the enclosed documents and the statements contained therein.


                                         Very truly yours,


                                         DOMINO'S, INC.

                                DOMINO'S, INC.

                               Offer to Exchange


                                         May 13 , 1999


To Our Clients:

     We are enclosing for your consideration a prospectus dated May 13, 1999 and a letter of transmittal relating to the offer by Domino's, Inc. to exchange its Series B 10 3/8% Senior Subordinated Notes due 2009 which have been registered under the Securities Act for an equal principal amount of its outstanding
10 3/8% Senior Subordinated Notes due 2009. The exchange offer is being made upon the terms and subject to the conditions set forth in the prospectus and the letter of transmittal. The exchange offer is being made in order to satisfy certain obligations of Domino's, Inc. contained in the registration rights agreement dated as of December 21, 1998 by and among Domino's and the other signatories to the agreement.

     We are forwarding these materials to you as the beneficial owner of notes held by us for your account or benefit but not registered in your name. An exchange of your notes may only be completed by us as the holder of record and pursuant to your instructions. The letter of transmittal is furnished to you for your information only. You may not use the letter of transmittal to exchange notes that we hold for your account or benefit.

     Accordingly, we request that you provide instructions as to whether you wish us to exchange any or all notes held by us for your account or benefit pursuant to the terms and conditions set forth in the prospectus and the letter of transmittal. Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the notes on your behalf in accordance with the provisions of the exchange offer.

     We direct your attention to the following:

     1. The exchange offer is for the exchange of $1,000 principal amount of exchange notes for each $1,000 principal amount of notes, of which $275,000,000 aggregate principal amount of notes was outstanding as of May 13, 1999. The terms of the exchange notes are identical in all material respects to the terms of the notes, except for certain transfer restrictions and registration and other rights relating to the exchange of the notes for exchange notes.

     2. The exchange offer is subject to certain conditions. See "The Exchange Offer--Conditions of the Exchange Offer" in the prospectus.

     3. The exchange offer and withdrawal rights will expire at 5:00 p.m., New York City time, on June 15, 1999, unless we extend the offer beyond that date. Any notes tendered pursuant to the exchange offer may be withdrawn at any time before the exchange offer expires.

     4. Any transfer taxes incident to the transfer of notes from the tendering holder to Domino's will be paid by Domino's, except as otherwise provided in the prospectus and the letter of transmittal.

     If you wish us to tender your notes, please so instruct us by completing, executing and returning to us the instruction included with this letter. An envelope to return your instructions to us is enclosed.

     The exchange offer is not being made to, nor will exchanges be accepted from or on behalf of, holders of notes residing in any jurisdiction in which the making of the exchange offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

     None of the notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature or signatures on the instructions shall constitute an instruction to us to tender all the notes held by us for your account.

                INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

     We acknowledge receipt of your letter and the material accompanying the letter relating to the exchange offer being made by Domino's, Inc. with respect to its 10 3/8% Subordinated Notes due 2009.

     This will instruct you as to the action to be taken by you relating to the exchange offer with respect to the notes held by you for our account.

     The aggregate face amount of the notes held by you for our account is:$___________________________ of the 10 3/8% Senior Subordinated Notes
due 2009.

     With respect to the exchange offer, we instruct you (check appropriate box):

     [_]  To TENDER the following notes held by you for our account:
          $___________________________ of the 10 3/8% Senior Subordinated Notes
          due 2009.

     * You should note that the minimum permitted tender is $1,000 in principal amount of notes and that all tenders must be in integral multiples of $1,000 of principal amount.

     [_] NOT to TENDER any notes held by you for the account of the undersigned.

If we instruct you to tender the notes held by you for our account, it is understood that you are authorized:

     (1) to make, on our behalf the representations and warranties contained in the letter of transmittal that are to be made with respect to us as a beneficial owner of notes, it being understood and agreed that by our signature below we are making the same representations to you;

     (2) to make such agreements, representations and warranties on our behalf as are set forth in the letter of transmittal; and

     (3) to take such other action as may be necessary under the prospectus or the letter of transmittal to effect the valid tender of such notes.

     Unless a specific contrary instruction is given in the space provided, our signature below shall constitute an instruction to you to tender all the notes held by you for our account.

                                   Sign Here

Name of Beneficial Owner(s):
                             ---------------------------------------------------

Signature(s):
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Name(s) (Please Print):
                       ---------------------------------------------------------

Address:
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Area Code and Telephone Number:
                               -------------------------------------------------


Taxpayer Identification or Social Security Number:
                                                  ------------------------------

Date:
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